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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-80259; 33-85394; 33-22302; 33-94588; 333-14093; 333-14137; and 333-26783 of
Synovis Life Technologies, Inc. on Form S-8 and Registration Statement No. 333-109360 of Synovis Life Technologies, Inc. on Form S-3 of our reports dated December 3, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2003.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 23, 2004